CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference of our report dated January 24, 2000 on the consolidated financial statements of SportsLine.com, Inc. and subsidiaries into the Company's previously filed registration statements on Form S-3 (Registration Nos. 333-62685 and 333-78921) and Form S-8 (Registration Nos. 333-46021,
333-46023, 333-46029, 333-57821, 333-33650 and 333-33654).

Arthur Andersen LLP


Fort Lauderdale, Florida
  May 5, 2000.